EXHIBIT 99.1

Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington / Amy Glynn
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7023
pelenio@arbor.com	scarrington@theruthgroup.com
aglynn@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

Fourth Quarter Highlights:

-	Declares a common dividend of $0.12 per share
-	FFO of $0.9 million, or $0.03 per diluted common share1
-	Net loss attributable to Arbor Realty Trust, Inc. of $0.3 million, or $0.01 per diluted common share
-	Raised $19.2 million of capital issuing 3.5 million common shares
-	Originated 10 new loans totaling $90.8 million
-	Purchased five residential mortgage-backed securities totaling $40.0 million
-	Adjusted book value per share $10.41, GAAP book value per share $7.341
-	Recorded $2.5 million in loan loss reserves

Subsequent Highlights:

-	Closed a $260.0 million collateralized loan obligation in January
-	Raised $37.3 million of capital in a preferred stock offering in February
-	Improved funding sources by closing a $50.0 million warehouse facility in February and increasing the capacity of two financing facilities by a total of $30.0 million in January

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 2

Full Year Highlights:

-	Reinstated quarterly cash dividend, declaring $0.405 per share of common stock related to the full year 2012
-	FFO of $23.5 million, or $0.87 per diluted common share1
-	Net income attributable to Arbor Realty Trust, Inc. of $21.5 million, or $0.79 per diluted common share
-	Closed a $125.1 million collateralized loan obligation and a $15.0 million revolving line of credit
-	Raised $36.7 million of capital issuing 7.0 million common shares in two offerings
-	Originated $274.5 million of new loans and generated $85.3 million in cash from runoff
-	Purchased $157.7 million in residential mortgage-backed securities
-	Generated gains of $30.5 million from the retirement of CDO debt and $4.0 million from the sale of real estate held-for-sale
-	Recorded $23.8 million in loan loss reserves
-	Recorded $0.9 million in cash recoveries of previously recorded reserves

UNIONDALE, N.Y., February 15, 2013 -- Arbor Realty Trust, Inc. (NYSE:ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2012. Arbor reported a net loss attributable to Arbor Realty Trust, Inc. for the quarter of $0.3 million, or $0.01 per diluted common share, compared to a net loss attributable to Arbor Realty Trust, Inc. for the quarter ended December 31, 2011 of $27.8 million, or $1.15 per diluted common share. Net income attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2012 was $21.5 million, or $0.79 per diluted common share, compared to a net loss attributable to Arbor Realty Trust, Inc. for the year ended December 31, 2011 of $40.3 million, or $1.61 per diluted common share.  Funds from operations (“FFO”) for the quarter ended December 31, 2012 was $0.9 million, or $0.03 per diluted common share, compared to a loss of $24.9 million, or $1.03 per diluted common share for the quarter ended December 31, 2011. FFO for the year ended December 31, 2012 was $23.5 million, or $0.87 per diluted common share, compared to a loss of $32.6 million, or $1.30 per diluted common share for the year ended December 31, 2011.1

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at December 31, 2012 remained relatively unchanged compared to September 30, 2012 at approximately $1.6 billion. The average balance of the Company’s loan and investment

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 3

portfolio during the fourth quarter of 2012, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 5.10%, compared to $1.6 billion and 5.03% for the third quarter of 2012.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2012 remained relatively unchanged compared to September 30, 2012 at approximately $1.2 billion. The average balance of debt that finances the Company’s loan and investment portfolio was approximately $1.2 billion for the fourth quarter of 2012, compared to $1.2 billion for the third quarter of 2012. The average cost of borrowings for the fourth quarter was 3.18%, compared to 3.11% for the third quarter of 2012. In addition, the fourth quarter of 2012 included a $0.3 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.4 million increase in interest expense in the third quarter of 2012. Excluding the effect of these swaps, the average cost of borrowings for the fourth quarter was 3.09%, compared to 2.97% for the third quarter of 2012.

Financing Activity

As of December 31, 2012, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.2 billion.

On January 28, 2013, Arbor completed its second collateralized loan obligation (“CLO”) totaling approximately $260.0 million of real estate related assets and cash. An aggregate of $177.0 million of investment grade-rated debt was issued, and Arbor retained an equity interest in the portfolio with a notional amount of $83.0 million. The notes have an initial weighted average spread of approximately 235 basis points over one-month LIBOR, excluding fees and transaction costs. The facility has a two-year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions. The $260 million of collateral includes $50 million of additional capacity to finance future loans for a period of up to 90 days from the closing date of the CLO. Arbor will account for this transaction on its balance sheet as a financing.

Additionally, in January 2013, the Company amended two of its financing facilities increasing the committed amount of one facility from $50 million to $75 million and another from $15 million to $20 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 4

In February 2013, the Company closed a one year, $50 million warehouse facility with a financial institution to finance first mortgage loans on multifamily properties. The facility has an interest rate of 250 basis points over LIBOR, a commitment fee, and warehousing and non-use fees, has a maximum advance rate of 75% and contains certain financial covenants and restrictions.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of December 31, 2012.

The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs or CLO, all cash flows from the applicable vehicle would be diverted to repay principal and interest on the outstanding bonds and the Company would not receive any residual payments until that vehicle regained compliance with such covenants. As of the most recent determination dates in January 2013, the Company was in compliance with all CDO/CLO covenants. In the event of a breach of the covenants that could not be cured in the near-term, the Company would be required to fund its non CDO/CLO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO/CLO not in breach of a covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in January 2013:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)	CLO I

Overcollateralization (1)

Current	172.73%	138.89%	105.90%	142.96%

Limit	145.00%	127.30%	105.60%	137.86%

Pass / Fail	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	476.34%	453.78%	620.84%	257.78%

Limit	160.00%	147.30%	105.60%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 5

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Portfolio Activity

During the fourth quarter of 2012, Arbor purchased five residential mortgage-backed securities with a total face value of $40.0 million, of which four residential mortgage-backed securities totaling $36.3 million were accounted for as derivatives net of financings of $25.2 million in other assets on the Consolidated Balance Sheets. These securities had paydowns totaling $0.9 million during the quarter, reducing their combined face value to $39.1 million as of December 31, 2012. Including this $0.9 million of paydowns, the securities portfolio had total paydowns of approximately $16.4 million during the quarter.

During the fourth quarter of 2012, Arbor originated nine bridge loans totaling approximately $84.1 million and one mezzanine loan totaling approximately $6.8 million. In addition, two loans paid off with an unpaid principal balance of $24.1 million during the quarter. Furthermore, two loans totaling $61.3 million were modified, of which one loan was scheduled to repay during the quarter.

Additionally, 10 loans totaling approximately $143.6 million were extended during the quarter, of which two loans totaling $17.5 million were in accordance with their existing extension options.

At December 31, 2012, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.77%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 5.04% at December 31, 2012. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.2 billion, with a weighted average interest rate of 3.12% excluding changes in the market value of certain interest rate swaps.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 6

As of December 31, 2012, Arbor’s loan portfolio consisted of 32% fixed-rate and 68% variable-rate loans.

During the fourth quarter of 2012, the Company recorded $2.5 million in loan loss reserves related to three loans with a carrying value of approximately $7.0 million, before loan loss reserves.  The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. The Company recorded $0.1 million of net recoveries of previously recorded loan loss reserves related to three of the Company’s assets during the fourth quarter of 2012. This recovery was recorded in provision for loan losses on the Consolidated Statement of Operations.  The Company charged off $30.0 million of previously recorded loan loss reserves related to one loan during the fourth quarter. At December 31, 2012, the Company’s total loan loss reserves were approximately $161.7 million relating to 20 loans with an aggregate carrying value before loan loss reserves of approximately $240.2 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had nine non-performing loans with a carrying value of approximately $14.9 million, net of related loan loss reserves of $45.1 million as of December 31, 2012, compared to nine non-performing loans with a carrying value of approximately $9.8 million, net of related loan loss reserves of $75.1 million as of September 30, 2012. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current and performance has recommenced.

Equity Offerings

In October 2012, Arbor issued 3.5 million shares of common stock in a public offering receiving net proceeds of approximately $19.2 million. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

In February 2013, Arbor completed an underwritten public offering of approximately 1.6 million shares of its 8.25% Series A Cumulative Redeemable Preferred Stock generating net proceeds of approximately $37.3 million after deducting underwriting fees and estimated offering costs. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 7

Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.12 per share of common stock for the fourth quarter ended December 31, 2012. The dividend is payable on March 12, 2013 to common shareholders of record on March 5, 2013. The ex-dividend date is March 1, 2013.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 356-4441 for domestic callers and (617) 597-5396 for international callers. Please use participant passcode 15642780.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through March 15, 2013. In addition, a telephonic replay of the call will be available until February 22, 2013. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 93535540.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no

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February 15, 2013	Page 8

assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 and 12 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$20,859,047	$18,762,829	$79,998,762	$73,867,556
Interest expense	9,824,542	11,411,004	40,866,832	51,651,933
Net interest income	11,034,505	7,351,825	39,131,930	22,215,623

Other revenues:
Property operating income	5,604,657	4,647,105	30,173,754	23,359,492
Other income	544,235	98,050	1,280,289	188,485
Total other revenues	6,148,892	4,745,155	31,454,043	23,547,977

Other expenses:
Employee compensation and benefits	3,005,535	4,498,442	10,173,572	11,195,663
Selling and administrative	2,160,153	2,251,555	7,882,914	7,325,801
Property operating expenses	6,466,269	6,136,198	27,963,386	21,428,112
Depreciation and amortization	1,586,921	1,609,776	5,794,013	5,090,498
Provision for loan losses (net of recoveries)	2,362,205	20,224,087	22,946,396	38,542,888
Loss on sale and restructuring of loans	-	4,710,000	-	5,710,000
Management fee - related party	2,500,000	2,250,000	10,000,000	8,300,000
Total other expenses	18,081,083	41,680,058	84,760,281	97,592,962

Loss from continuing operations before gain on
extinguishment of debt, income (loss) from equity
affiliates and benefit from income taxes	(897,686)	(29,583,078)	(14,174,308)	(51,829,362)
Gain on extinguishment of debt	-	2,958,556	30,459,023	10,878,218
Income (loss) from equity affiliates	2,347	(94,748)	(697,856)	3,671,386

(Loss) income before benefit from income taxes	(895,339)	(26,719,270)	15,586,859	(37,279,758)

Benefit from income taxes	275,000	-	801,558	-

(Loss) income from continuing operations	(620,339)	(26,719,270)	16,388,417	(37,279,758)

Loss on impairment of real estate held-for-sale	-	(700,000)	-	(1,450,000)
Gain on sale of real estate held-for-sale	466,310	-	3,953,455	-
(Loss) income from operations of real estate held-for-sale	(59,241)	(308,591)	1,374,583	(1,366,299)
Income (loss) from discontinued operations	407,069	(1,008,591)	5,328,038	(2,816,299)

Net (loss) income	(213,270)	(27,727,861)	21,716,455	(40,096,057)

Net income attributable to noncontrolling interest	53,969	54,037	215,567	215,656

Net (loss) income attributable to Arbor Realty Trust, Inc.	$(267,239)	$(27,781,898)	$21,500,888	$(40,311,713)

Basic (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.02)	$(1.11)	$0.60	$(1.50)
Income (loss) from discontinued operations	0.01	(0.04)	0.20	(0.11)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.01)	$(1.15)	$0.80	$(1.61)

Diluted (loss) earnings per common share:
(Loss) income from continuing operations, net of
noncontrolling interest	$(0.02)	$(1.11)	$0.59	$(1.50)
Income (loss) from discontinued operations	0.01	(0.04)	0.20	(0.11)
Net (loss) income attributable to Arbor Realty Trust, Inc.	$(0.01)	$(1.15)	$0.79	$(1.61)

Dividends declared per common share	$0.110	$-	$0.285	$-

Weighted average number of shares
of common stock outstanding:

Basic	30,868,790	24,239,100	26,956,938	24,968,894

Diluted	30,868,790	24,239,100	27,211,287	24,968,894

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
	(Unaudited)
Assets:
Cash and cash equivalents	$29,188,889	$55,236,479
Restricted cash (includes $41,537,212 and $65,357,993 from consolidated VIEs, respectively)	42,535,514	67,326,530
Loans and investments, net (includes $1,113,745,356 and $1,093,893,014 from consolidated VIEs, respectively)	1,325,667,053	1,302,440,660
Available-for-sale securities, at fair value (includes $1,100,000 and $2,000,000 from consolidated VIEs, respectively)	3,552,736	4,276,368
Securities held-to-maturity, net (includes $0 and $742,602 from consolidated VIEs, respectively)	42,986,980	29,942,108
Investment in equity affiliates	59,581,242	60,450,064
Real estate owned, net (includes $80,787,215 and $83,099,540 from consolidated VIEs, respectively)	124,148,199	128,397,612
Real estate held-for-sale, net (includes $0 and $2,550,000 from consolidated VIEs, respectively)	-	62,084,412
Due from related party (includes $0 and $1,217 from consolidated VIEs, respectively)	24,094	656,290
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $11,709,103 and $11,696,071 from consolidated VIEs, respectively)	55,148,624	46,855,858
Total assets	$1,701,881,280	$1,776,714,330

Liabilities and Equity:
Repurchase agreements and credit facilities	$130,661,619	$76,105,000
Collateralized debt obligations (includes $812,452,845 and $1,002,615,393 from consolidated VIEs, respectively)	812,452,845	1,002,615,393
Collateralized loan obligations (includes $87,500,000 and $0 from consolidated VIEs, respectively)	87,500,000	-
Junior subordinated notes to subsidiary trust issuing preferred securities	158,767,145	158,261,468
Notes payable	51,457,708	85,457,708
Mortgage notes payable – real estate owned	53,751,004	53,751,004
Mortgage note payable – held-for-sale	-	62,190,000
Due to related party	3,084,627	2,728,819
Due to borrowers (includes $1,320,943 and $740,809 from consolidated VIEs, respectively)	23,056,640	2,825,636
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $22,013,896 and $27,839,757 from consolidated VIEs, respectively)	72,765,437	82,595,636
Total liabilities	1,470,620,158	1,603,653,797

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 33,899,992 shares issued, 31,249,225 shares
outstanding at December 31, 2012 and 26,778,737 shares issued, 24,298,140 shares outstanding at December 31, 2011	339,000	267,787
Additional paid-in capital	493,211,222	455,994,695
Treasury stock, at cost - 2,650,767 shares at December 31, 2012 and 2,480,597 shares at December 31, 2011	(17,100,916)	(16,416,152)
Accumulated deficit	(207,558,257)	(221,015,880)
Accumulated other comprehensive loss	(39,561,700)	(47,704,045)
Total Arbor Realty Trust, Inc. stockholders’equity	229,329,349	171,126,405
Noncontrolling interest in consolidated entity	1,931,773	1,934,128
Total equity	231,261,122	173,060,533
Total liabilities and equity	$1,701,881,280	$1,776,714,330

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

December 31, 2012

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$229,329,349

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	37,754,775

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$325,159,308

Adjusted book value per share	$10.41

GAAP book value per share	$7.34

Common shares outstanding	31,249,225

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2012 Results and Declares Fourth Quarter 2012 Dividend

February 15, 2013	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net (loss) income attributable to Arbor Realty Trust, Inc., GAAP basis	$(267,239)	$(27,781,898)	$21,500,888	$(40,311,713)

Subtract:
Gain on sale of real estate-held-for-sale	(466,310)	-	(3,953,455)	-
Add:
Loss on impairment of real estate-held-for-sale	-	700,000	-	1,450,000
Depreciation - real estate owned and held-for-sale (1)	1,612,605	1,820,565	5,904,089	5,951,525
Depreciation - investment in equity affiliate	9,589	331,544	90,396	331,544

Funds from operations ("FFO")	$888,645	$(24,929,789)	$23,541,918	$(32,578,644)

Diluted FFO per common share	$0.03	$(1.03)	$0.87	$(1.30)

Diluted weighted average shares outstanding	31,143,198	24,239,100	27,211,287	24,968,894

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.